                                                                  Exhibit 10.1


                        SECOND AMENDMENT TO FIFTH AMENDED
                           AND RESTATED LOAN AGREEMENT

         This Second Amendment to Fifth Amended and Restated Loan Agreement, dated as of July 25, 2002, by and among The J. Jill Group, Inc., a Delaware corporation ("BORROWER") on the one hand, and Citizens Bank of Massachusetts, HSBC Bank USA, and Banknorth, N.A. f/k/a Peoples Heritage Bank, N.A., successor by merger to Bank of New Hampshire, N.A. (collectively "LENDERS") and Citizens Bank of Massachusetts as agent ("AGENT") for the LENDERS, on the other hand.

                                   WITNESSETH:

         WHEREAS, BORROWER, LENDERS and AGENT are parties to that certain Fifth Amended and Restated Loan Agreement dated as of June 29, 2001, as amended by First Amendment thereto dated as of August 28, 2001 (collectively, the "LOAN AGREEMENT"); and

         WHEREAS, BORROWER, LENDERS and AGENT wish to amend the LOAN AGREEMENT as more particularly hereafter set forth. Capitalized terms used herein without definition shall have the meanings ascribed to them in the LOAN AGREEMENT.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree that the LOAN AGREEMENT is hereby amended as follows:

         1. Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition of "TERMINATION DATE" appearing therein and substituting therefor the following:

            "TERMINATION DATE" shall mean June 1, 2004."

         2. Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition of "UNFINANCED CAPITAL EXPENDITURES" appearing therein and substituting therefor the following:

            "UNFINANCED CAPITAL EXPENDITURES" shall mean the lesser of (A) consolidated capital expenditures net of related tenant allowances minus new consolidated long term indebtedness issued during the applicable period plus the aggregate amount of all long term indebtedness prepaid during such period or (B) the "CASH CALCULATION" as hereafter described. "CASH CALCULATION" shall equal zero ($0) if BORROWER'S cash and cash equivalents pursuant to BORROWER'S consolidated balance sheet at the end of the applicable period equals or exceeds Twenty-Eight Million

            Seven Hundred Six Thousand Dollars ($28,706,000). If BORROWER'S cash and cash equivalents pursuant to BORROWER'S consolidated balance sheet at the end of the applicable period are less than Twenty-Eight Million Seven Hundred Six Thousand Dollars ($28,706,000) (the "LESSER SUM"), then "CASH CALCULATION" shall equal the difference between Twenty-Eight Million Seven Hundred Six Thousand Dollars ($28,706,000) and the LESSER SUM. The term "long term indebtedness" as used in this definition shall include, but not be limited to, those items shown on Schedule 1.01C."

         3. Section 1.01 of the LOAN AGREEMENT is hereby amended by adding the following definitions to said Section in the appropriate alphabetical location in said Section:

            "CASH CALCULATION" is defined in the definition of "UNFINANCED CAPITAL EXPENDITURES."

            "LESSER SUM" is defined in the definition of "UNFINANCED CAPITAL EXPENDITURES."

            "TNW MINIMUM BENCHMARK" is defined in Section 9.17.

         4. Section 6.06 of the LOAN AGREEMENT is hereby deleted in its entirety.

         5. Section 9.16 of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

            "9.16. BORROWER and its SPECIAL SUBSIDIARIES shall not open more than an aggregate of ninety (90) new retail stores in the combined FISCAL YEARS of 2002 and 2003 of BORROWER, and thereafter BORROWER and its SPECIAL SUBSIDIARIES shall not open more than fifty (50) new retail stores in any FISCAL YEAR of BORROWER commencing with FISCAL YEAR 2004."

         6. Section 9.17 of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

            "BORROWER'S TANGIBLE NET WORTH shall not be less than One Hundred Ten Million Dollars ($110,000,000) from the date of execution hereof through December 27, 2002; and at December 28, 2002, BORROWER'S TANGIBLE NET WORTH shall not be less than the sum of (A) One Hundred Ten Million Dollars ($110,000,000) and (B) fifty percent (50%) of BORROWER'S net income (but not less than zero) for the year then ended (the "TNW MINIMUM BENCHMARK"). Thereafter, at each year end of BORROWER in each succeeding year, BORROWER's TANGIBLE NET WORTH shall not be less than the sum of (A) the TNW MINIMUM BENCHMARK for the immediately preceding year and (B) fifty percent (50%) of BORROWER's net income (but not less than zero) for the year then ended."

         7. Simultaneously herewith, BORROWER shall pay to AGENT for the benefit of the LENDERS on a pro rata basis a facility fee of Sixty-Two Thousand Five

            Hundred Dollars ($62,500) in connection with this Second Amendment to Fifth Amended and Restated Loan Agreement.

         8. Simultaneously herewith, BORROWER shall execute and deliver to AGENT an amendment of each of the REVOLVING NOTES reflecting the aforesaid new TERMINATION DATE, each in form and substance satisfactory to AGENT.

Except as hereby amended, the LOAN AGREEMENT is hereby ratified, confirmed and republished.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

CITIZENS BANK OF MASSACHUSETTS                  THE J. JILL GROUP, INC.

By: /s/ Lori B. Leeth                           By: /s/ Linda L. Trudel
    --------------------------------------          ------------------------------------------
    Lori B. Leeth, Senior Vice President            Name: Linda L. Trudel
                                                    Title: Vice President/Corporate Controller

HSBC BANK USA                                   BANKNORTH, N.A. f/k/a Peoples Heritage
                                                Bank, N.A., successor by merger to Bank of
By: /s/ George Ahlmeyer                         New Hampshire, N.A.
    --------------------------------------
    George Ahlmeyer, Senior Vice President
                                                By: /s/ Jon R. Sundstrom
                                                    ------------------------------------------
                                                    Jon R. Sundstrom
                                                    Senior Vice President